UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2017

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2017, MYR Group Inc. (the “Company”) and Richard S. Swartz, Jr., the Company’s President and Chief Executive Officer, entered into an amendment to Mr. Swartz’s existing employment agreement. Prior to its April 2017 amendment, Mr. Swartz’s existing employment agreement provided for excise tax “gross-up” payments if Mr. Swartz had become subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. Since 2011, the Company has not included excise tax gross-up provisions in new employment agreements. Although Mr. Swartz’s existing employment agreement is not new, the April 2017 amendment replaces the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company includes in new employment agreements. Accordingly, Mr. Swartz will no longer be entitled to an excise tax gross-up payment under the terms of his employment agreement.

* * * * *

This foregoing description of the terms of Mr. Swartz’s employment agreement amendment is qualified in its entirety by reference to the terms and conditions of such amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 11, 2017	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal
Officer and Secretary